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                                                                     EXHIBIT 3.2

                          CERTIFICATE OF INCORPORATION

                                       OF

                          BRL UNIVERSAL EQUIPMENT CORP.


                                   ARTICLE ONE

                                      NAME

         The name of the corporation is BRL Universal Equipment Corp.


                                   ARTICLE TWO

                                REGISTERED AGENT

         The address of the corporation's registered office in Delaware is Corporation Trust Center, 1209 Orange Street, City of Wilmington, County of Newcastle, Delaware 19801. The name of the corporation's registered agent at such address is The Corporation Trust Company.


                                  ARTICLE THREE

                                     PURPOSE

         The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.


                                  ARTICLE FOUR

                                  CAPITAL STOCK

         The aggregate number of shares of stock that the corporation shall have authority to issue is Ten Thousand (10,000) shares. All of such shares shall be of the par value of one dollar ($1.00) per share, shall be of the same class and shall be designated as "Common Stock."



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                                  ARTICLE FIVE

                                  INCORPORATOR

         The name and mailing address of the sole incorporator is as follows:

              Name                            Mailing Address
              ----                            ---------------
         Robert R. Veach, Jr.                 2911 Turtle Creek Boulevard
                                              Suite 1240A
                                              Dallas, Texas 75219


                                   ARTICLE SIX

                                INITIAL DIRECTOR

         The number of directors constituting the initial Board of Directors is one. Thereafter, the number of directors constituting the Board of Directors shall be fixed by or in accordance with the bylaws of the corporation. The following person shall serve as the director of the corporation until the first annual meeting of stockholders of the corporation or until his successor is duly elected and qualified:

               Name                           Address
               ----                           --------
         Gregory C. Greene                    2911 Turtle Creek Boulevard
                                              Suite 1240
                                              Dallas, Texas 75219


                                  ARTICLE SEVEN

                          CUMULATIVE VOTING PROHIBITED

         Cumulative voting in the election of directors or otherwise is hereby expressly prohibited.


                                  ARTICLE EIGHT

                            PREEMPTIVE RIGHTS DENIED

         No stockholder shall have, as a stockholder of the corporation, any preemptive right to acquire, purchase or subscribe for the purchase of any or all additional issues of stock of the corporation or any or all classes or series thereof, or for any securities convertible into such stock, whether now or hereafter authorized.


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                                  ARTICLE NINE

                                     BYLAWS

         The initial bylaws of the corporation shall be adopted by the Board of Directors. The power to alter, amend or repeal the bylaws or adopt new bylaws, subject to the right of the stockholders to adopt, amend or repeal the bylaws, is vested in the Board of Directors.


                                   ARTICLE TEN

                                 INDEMNIFICATION

         To the fullest extent permitted by the General Corporation Law of Delaware, as the same may be amended from time to time, the corporation shall indemnify any and all of its directors and officers, or former directors and officers, or any person who may have served at the corporation's request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise.


                                 ARTICLE ELEVEN

                               DIRECTOR LIABILITY

         To the fullest extent permitted by the General Corporation Law of Delaware, as the same may be amended from time to time, a director or former director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. No repeal, amendment or modification of this Article, whether direct or indirect, shall eliminate or reduce its effect with respect to any act or omission of a director or former director of the corporation prior to such repeal, amendment or modification.


                                 ARTICLE TWELVE

                                   AMENDMENTS

         The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

         IN WITNESS WHEREOF, I have hereunto set my hand this 18th day of January 2001.


                                            /s/ ROBERT R. VEACH, JR.
                                            ----------------------------------
                                            Robert R. Veach, Jr., Incorporator

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